Exhibit 10.2

DCT INDUSTRIAL TRUST, INC.

2006 INCENTIVE COMPENSATION PLAN

1. Purpose of the Plan

The purpose of the Plan is to enable the Committee to establish performance goals for officers and other key employees of DCT Industrial Trust Inc. (f/k/a Dividend Capital Trust Inc.) and its subsidiaries, to determine bonuses which will be awarded to selected officers and other key employees on the basis of performance goals established for them and to ensure that bonus payments are in accordance with the arrangements established by the Committee.

2. Definitions

As used in this Plan, the following definitions apply:

(a) “Bonus” means the bonus to which an Eligible Person is entitled under a bonus arrangement established by the Committee under the Plan.

(b) “Bonus Formula” means the formula for calculating an Eligible Person’s Bonus on the basis of, a performance goal established under the Plan or otherwise.

(c) “Committee” means the Compensation Committee of the Company’s Board of Directors or a subcommittee of such Compensation Committee consisting solely of at least two Outside Directors; provided that no action taken by the Committee (including, without limitation, grants) shall be invalidated because any or all of the members of the Committee fails to satisfy the Outside Director requirement.

(d) “Company” means DCT Industrial Trust Inc. (f/k/a Dividend Capital Trust Inc.), a Maryland corporation.

(e) “Contribution Agreement” means the Contribution Agreement among DCT Industrial Trust Inc., Dividend Capital Operating Partnership, LP, and Dividend Capital Advisors Group LLC, dated as of July 21, 2006.

(f) “EBITDA” means earnings before interest, taxes, depreciation and amortization.

(g) “Eligible Person” means (i) an employee of a Participating Company or (ii) a joint venture affiliate of the Company or other entities designated in the discretion of the Committee, or employees of the foregoing. In the case of grants directly or indirectly to employees of entities described in clause (ii) of the foregoing sentence, the Committee may make arrangements with such entities in its discretion, in light of tax and other considerations.

(h) “Outside Director” means a director of the Company who qualifies as an independent director for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

(i) “Participating Company” means the Company and any corporation, partnership or other entity of which at least 50% of the economic interest in the equity or voting power is owned (directly or indirectly) by the Company. In the event the Company becomes a subsidiary of another company (directly or indirectly), the provisions hereof applicable to a Participating Company shall, unless otherwise determined by the Committee, also be applicable to such parent company.

(j) “Plan” means this DCT Industrial Trust, Inc. 2006 Incentive Compensation Plan.

3. Authority to Establish Performance Goals and Bonuses

(a) The Committee will have the authority to establish for any Eligible Person who is an officer, or who the Committee determines to be a key employee, of the Company or any subsidiary a performance goal, and a Bonus Formula related to that performance goal, for any fiscal year of the Company, or for a period which is shorter or longer than a single fiscal year. A Bonus Formula may be based upon the extent of achievement of specified levels of one or more of the business criteria specified on Exhibit A hereto. Performance goals may be absolute amounts or percentages of amounts or may be relative to the performance of other companies or of indexes, and may be on an aggregate, per-share or other similar basis. The Bonus Formula shall be established in writing by the Committee (i) before the commencement of the period of service to which the Bonus Formula relates, or (ii) not later than 90 days after the commencement of the period of service to which the Bonus Formula relates (provided that the outcome is substantially uncertain at the time the Committee actually establishes the Bonus Formula, and provided, further, that the Bonus Formula is not established after 25% or more of the period of service (as determined in good faith at the time the Bonus Formula is established) has elapsed). Notwithstanding the foregoing, in the case of any Bonus for which an exception from the limitations of Section 162(m) is not being sought, the Committee may grant such Bonus on bases other than as contemplated above; it being understood that the Committee can grant two Bonuses to any one Eligible Person (i.e., a Bonus for which such an exception is sought, and a separate Bonus for which such an exception is not sought).

(b) The Committee may determine the Bonus Formula which will determine the Bonus an Eligible Person will receive with regard to a fiscal year or other period. The maximum Bonus for any Eligible Person for each fiscal year (or portion thereof) of the applicable performance period shall be $2,000,000; provided that in no event shall any particular Bonus be more than $10,000,000 in total. If multiple Bonuses in any particular year are granted to any particular individual, then the Bonuses will not be more than $12,000,000 in total. Notwithstanding any other provision hereof, the Committee may, at any time at or before the time at which it issues a certification in respect of an Eligible Person’s Bonus as contemplated by Section 4, provide in its discretion (which, for the avoidance of doubt, need not be exercised uniformly) for the elimination or reduction of the amount payable as the Bonus to that particular Eligible Person (and the reduced amount (or zero dollars, in the case of an elimination) shall thereupon be the amount of the Eligible Person’s Bonus for purposes of the provisions of the Plan other than this sentence).

(c) When the Committee establishes a performance goal and Bonus Formula for an Eligible Person, the Committee may provide (i) that the resulting Bonus will be paid in a single lump sum or that the resulting Bonus will be paid over a period of years, with or without interest on deferred payments, and (ii) if a Bonus is to be paid over a period of years, whether the right to the unpaid portion of the Bonus will be forfeited if the Eligible Person ceases to be employed by the Company before the bonus is paid in full.

(d) The Committee, in its discretion, may delegate to the Chief Executive Officer of the Company or his or her delegate, all or part of the Committee’s authority and duties with respect to awards (where relief from the limitations of Section 162(m) of the Code is not sought). Any such delegation by the Committee may, in the sole discretion of the Committee, include a limitation as to the amount of awards that may be awarded during the period of the delegation and may contain guidelines as to the determination of the option exercise price, or price of other awards and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate that were consistent with the terms of the Plan.

(e) The Committee may determine that Bonuses shall be paid in cash or stock (or other equity-based grants), or a combination of cash and stock. The Committee may provide that any such stock or grants be made under the Company’s 2006 Long-Term Incentive Compensation Plan (the “LTIP”) or any other equity-based plan or program of the Company and, notwithstanding any provision of the Plan to the contrary, in the case of any such grant, the grant shall be governed in all respects by the LTIP or such other plan or program of the Company.

4. Review of Payment of Bonuses

Promptly after the end of each fiscal year of the Company, the management of the Company will present to the Committee a list showing with regard to each Eligible Person who has become entitled to a Bonus with regard to that fiscal year (i) the Eligible Person’s performance goal or Bonus Formula with regard to that fiscal year, (ii) the extent to which the performance goal was achieved or exceeded, or other applicable information relating to the performance goal or otherwise applicable to the Eligible Person’s Bonus Formula, and (iii) the Bonus to which the Eligible Person is entitled with regard to the fiscal year. No Bonus may be paid to an Eligible Person with regard to a fiscal year until the Committee certifies that the Bonus with regard to that Eligible Person shown on the list (or on an amended list) is correct based upon the performance goal and the Bonus Formula established for the Eligible Person with regard to the fiscal year.

5. Administration of the Plan

(a) The Plan will be administered by the Committee.

(b) The Committee will have full power to construe, interpret and administer the Plan and to establish and change the rules and regulations for its administration. Any interpretation by the Committee of the Plan or of any performance goal or Bonus Formula established for an Eligible Person under the Plan, and any determination of the Committee regarding the Bonus to which any Eligible Person is entitled, will bind the Company and all Eligible Persons who are affected by it.

(c) The Committee will have total discretion to determine whether performance goals and Bonus Formulae are to be established under the Plan for particular Eligible Persons. The Committee will not be required to establish similar performance goals or similar Bonus Formulae for Eligible Persons who hold similar positions.

(d) The obligations of the Company hereunder are unsecured and constitute a mere promise by the Company to make payments in the future. To the extent that Eligible Persons acquire a right to receive payments from the Company hereunder, such right shall be no greater than the right of any general unsecured creditor of the Company. The obligations under the Plan are not intended to be funded obligations for tax purposes and shall be construed consistently with this intent. Any payments under the Plan shall be made out of the general assets of the Company. The Plan does not give rise to a fiduciary relationship between the Board or Committee, on the one hand, and Eligible Persons, their beneficiaries or any other persons, on the other.

6. No Rights to Continued Employment

Nothing in the Plan or in the establishment of any performance goal or Bonus Formula, and no award of any Bonus which is payable immediately or in the future (whether or not future payments may be forfeited), will give any officer or employee of any Participating Company a right to continue to be an officer or employee of a Participating Company or in any other way affect the right of the Participating Companies to terminate the officer position or employment of any officer or employee at any time.

7. Effective Date

This Plan is effective as of the date of closing of the transaction contemplated by the Contribution Agreement, provided that the stockholders of the Company approve the Plan at the first annual meeting of stockholders held after that date. Performance goals and Bonus Formulae may be established prior to the time the stockholders of the Company approve this Plan. However, no Bonuses will be paid under this Plan unless it is approved by the stockholders of the Company.

8. Amendments of the Plan

The Committee may, with the approval of the Board of Directors of the Company, amend the Plan at any time, except that no amendment to the Plan will be effective if it materially changes any of the criteria on which Bonuses may be based, alters the maximum Bonus which may be paid to an Eligible Person with regard to a fiscal year or other period, or otherwise materially changes the Plan, unless the amendment is approved by the stockholders of the Company. No amendment to the Plan may change any performance goal or Bonus Formula which has been established for an Eligible Person, or affect any Eligible Person’s right to receive a Bonus which has been earned as a result of a performance goal or Bonus Formula established for the Eligible Person, before the amendment, unless the Eligible Person consents to the change.

9. Exculpation and Indemnification.

The Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, if such person acts in good faith and in a manner that he or she reasonably believes to be in, or not opposed to, the best interests of the Company, to the maximum extent permitted by law.

10. Termination of the Plan

The Plan may be terminated at any time by the Committee, with the approval of the Board of Directors of the Company. However, termination of the Plan will not affect any performance goal or Bonus Formula which has been established before the Plan is terminated or the right of any Eligible Person to receive payments of a Bonus which the Eligible Person earned before the Plan is terminated.

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As approved by the Committee on             .

EXHIBIT A

PERFORMANCE CRITERIA

Performance-based awards intended to qualify as “performance based” compensation under Section 162(m) of the Code, may be payable upon the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Criteria, in each case on a specified date or over any period, up to 10 years, as determined by the Committee. Performance Criteria may (but need not) be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices.

“Performance Criteria” means the following business criteria (or any combination thereof) with respect to one or more of the Company, any Participating Company or any division or operating unit thereof:

(i)	pre-tax income;

(ii)	after-tax income;

(iii)	net income (meaning net income as reflected in the Company’s financial reports for the applicable period, on an aggregate, diluted and/or per share basis);

(iv)	operating income;

(v)	cash flow;

(vi)	earnings per share;

(vii)	return on equity;

(viii)	return on invested capital or assets;

(ix)	cash or funds available for distribution;

(x)	appreciation in the fair market value of the Common Stock;

(xi)	return on investment;

(xii)	total return to shareholders (meaning the aggregate Common Stock price appreciation and dividends paid (assuming full reinvestment of dividends) during the applicable period);

(xiii)	net earnings growth;

(xiv)	stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an award and during the applicable period);

(xv)	related return ratios;

(xvi)	increase in revenues;

(xvii)	net earnings;

(xviii)	changes (or the absence of changes) in the per share or aggregate market price of the Company’s Common Stock;

(xix)	number of securities sold;

A-1

(xx)	earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in the Company’s financial reports for the applicable period;

(xxi)	total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company’s financial reports for the applicable period);

(xxii)	the Company’s published ranking against its peer group of real estate investment trusts based on total shareholder return;

(xxiii)	funds from operations;

(xxiv)	same-store sales from period to period;

(xxv)	objectively determinable capital deployment;

(xxvi)	realized gains on assets; and

(xxvii)	objectively determinable expense management.

Performance goals may be absolute amounts or percentages of amounts or may be relative to the performance of other companies or of indexes, and may be on an aggregate, per-share or other similar basis.

To the extent permitted by Section 162(m) of the Code, unless the Committee provides otherwise at the time of establishing the Performance goals, for each fiscal year of the Company, there shall be objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

A-2